SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of
                           the Securities Exchange Act of 1934




Date of Report:  August 2, 2000


                          iEntertainment Network, Inc.
               (Exact name of registrant as specified in charter)


                                 NORTH CAROLINA
                 (State of other jurisdiction of incorporation)




         0-29750                                          56-2092059
---------------------------                    ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


215 Southport Drive, Suite 1000, Morrisville, NC                        27560
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone no. including area code:  (919) 461-0722


ITEM 5.  OTHER EVENTS

Private Placement:

GENERAL DESCRIPTION. On June 30, 2000, iEntertainment Network, Inc., a North Carolina corporation (the "Company"), entered into a stock purchase agreement ("Stock Purchase Agreement") pursuant to which it sold 600,000 of shares of its Common Stock, par value $.10 per share (the "Common Stock"), to Vertical Financial Holdings (the "Investor"), for an aggregate purchase price of $600,000 and agreed to sell to the Investor at a second closing an additional 1,900,000

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shares of Common Stock for an aggregate  purchase  price of $1,900,000  upon the achievement by the Company of certain milestones.

The Company will use the proceeds from the sale of the Common Stock for general corporate purposes.

In connection with the private placement, the Company also entered into an Investor's Rights Agreement with the Investor wherein the Company granted the Investor demand and piggyback registration rights.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Investor's Rights Agreement dated as of June 30, 2000 between the Company and Vertical Financial Holdings is filed herewith as Exhibit 10.1.




                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  iENTERTAINMENT NETWORK, INC.


Date: August 3, 2000               /s/Robert Hart
                                  ----------------------------------------------
                                  Robert Hart
                                  Chief Financial Officer


                                       2

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                                    EXHIBITS
                                    --------

Exhibit          Description
-------          -----------


10.1 Investor's Rights Agreement, dated as of June 30, 2000, between the Company and Vertical Financial Holdings.